News Release
Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com

Sprague Resources LP Announces Eighth Consecutive Increased Cash Distribution for the First Quarter of 2016 and Earnings Conference Call Schedule
Sprague's Eighth Consecutive Quarterly Distribution Increase, From $0.5175 to $0.5325 per Unit
Portsmouth, NH (April 27, 2016) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.5325 per unit ($2.13 per unit on an annualized basis) for the quarter ended March 31, 2016. The first quarter distribution represents a 3% increase over the distribution declared for the quarter ended December 31, 2015 and an increase of 13% over the quarterly distribution of $0.4725 per unit paid in May 2015.
The announced distribution will be paid May 13, 2016 to unitholders of record as of the close of business on May 9, 2016.
“I am proud to announce Sprague’s eighth consecutive distribution increase for unitholders,” said David Glendon, President and Chief Executive Officer. “Sprague continues to deliver strong financial performance that supports our long term focus on steady distribution growth for unitholders. In the two and a half years we have been a public partnership we have increased our distribution by twenty-nine percent, successfully completed five strategic acquisitions, de-levered our balance sheet and maintained high coverage.”
Sprague will release its first quarter 2016 financial results before the opening of trading on the NYSE on Friday, May 6, 2016. The company will host a conference call on May 6, 2016 at 1 p.m. Eastern time to discuss its financial results. Those interested in hearing the discussion can access the call by dialing (866) 516-2130, and using participation code 94886654. International callers may join by dialing (678) 509-7612. The conference call may also be accessed by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.
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This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2016, as well as Form 8-K filings and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
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